As filed with the Securities and Exchange Commission on June 24, 2009
Registration No. 333-150059

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 ON
FORM S-3
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	76-0753089 (I.R.S. Employer Identification No.)
805 Las Cimas Parkway, Suite 400
Austin, Texas 78746
(512) 732-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
William C. Bayless, Jr.
President and Chief Executive Officer
American Campus Communities, Inc.
805 Las Cimas Parkway, Suite 400
Austin, Texas 78746
(512) 732-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Bryan L. Goolsby
Toni Weinstein
Locke Lord Bissell & Liddell LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
(214) 740-8000
Fax: (214) 740-8800
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
     American Campus Communities, Inc. is filing this Post-Effective Amendment No. 3 to Registration Statement on Form S-3 to Form S-4 (File No. 333-150059) for the purpose of revising Item 17 of Part II. Post-Effective Amendment No. 3 does not modify any provision of the Prospectus constituting Part I of the Registration Statement and, accordingly, such Prospectus has not been included herein. In addition, Amendment No. 3 does not modify Items 14, 15 or 16 of Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:

SEC Registration Fee	$0
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	10,000
Miscellaneous	2,000

Total	$22,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Our charter contains a provision permitted under Maryland law requiring us to eliminate each director’s and officer’s personal liability for monetary damages to the maximum extent permitted under Maryland law. Under current Maryland law, the directors and officers are liable to us or our stockholders for monetary damages only for liability resulting either from acts of active and deliberate dishonesty established by final judgment as material to the cause of action or from the actual receipt of an improper benefit or profit in money, property or services. In addition, to the maximum extent permitted under Maryland law, our charter and bylaws require us to indemnify our directors and officers and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or officer is made a party to the proceeding by reason of his or her service in that capacity. These rights are contract rights fully enforceable by each beneficiary of those rights, and are in addition to, and not exclusive of, any other right to indemnification.
     We have entered into indemnification agreements with each of our executive officers and directors whereby we indemnify such executive officers and directors to the fullest extent permitted by Maryland Law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.
     In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of American Campus Communities Operating Partnership LP.
ITEM 16. EXHIBITS.
     The list of exhibits is incorporated herein by reference to the Exhibit Index.
ITEM 17. UNDERTAKINGS.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (e) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 24th day of June, 2009.

AMERICAN CAMPUS COMMUNITIES, INC.
By:	/s/ William C. Bayless, Jr.
William C. Bayless, Jr.
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William C. Bayless, Jr. William C. Bayless, Jr.	President and Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2009

/s/ Brian B. Nickel Brian B. Nickel	Senior Executive Vice President, Chief Investment Officer and Director	June 24, 2009

/s/ Jonathan A. Graf a Jonathan A. Graf	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 24, 2009

*	Chairman of the Board of Directors	June 24, 2009
R.D. Burck

*	Director	June 24, 2009
G. Steven Dawson

*	Director	June 24, 2009
Cydney Donnell

*	Director	June 24, 2009
Edward Lowenthal

*	Director	June 24, 2009
Joseph M. Macchione

*	Director	June 24, 2009
Winston W. Walker

*	By:	/s/ Jonathan A. Graf Jonathan A. Graf
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number
3.1	Articles of Amendment and Restatement of American Campus Communities, Inc. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-11 (Registration No. 333-114813) of American Campus Communities, Inc.

3.2	Bylaws of American Campus Communities, Inc. Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-11 (Registration No. 333-114813) of American Campus Communities, Inc.

4.1	Form of Certificate for Common Stock of American Campus Communities, Inc. Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-11 (Registration No. 333-114813) of American Campus Communities, Inc.

5.1*	Opinion of Locke Lord Bissell & Liddell LLP as to the legality of the securities being registered.

8.1*	Opinion of Locke Lord Bissell & Liddell LLP as to certain tax matters.

10.1	Form of Amended and Restated Partnership Agreement of American Campus Communities Operating Partnership LP. Incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-11 (Registration No. 333-114813) of American Campus Communities, Inc.

10.2	Form of First Amendment to Amended and Restated Agreement of Limited Partnership of American Campus Communities Operating Partnership LP, dated as of March 1, 2006, between American Campus Communities Holdings LLC and those persons who have executed such amendment as limited partners. Incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K (File No. 001-32265) of American Campus Communities, Inc. filed on March 7, 2006.

23.1**	Consent of Ernst & Young LLP.

23.2*	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 5.1 hereto).

23.3*	Consent of Locke Lord Bissell & Liddell LLP (included in Exhibit 8.1 hereto).

24.1*	Power of Attorney (included on signature page).

*	Previously filed.

**	Filed herewith.